Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Aug. 3, 2011

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360
Williams Reports Second-Quarter 2011 Financial Results
•	Net Income is $227 Million, $0.38 per Share for Second Quarter 2011

•	Adjusted Income from Continuing Operations is $0.39 per Share, Up 39% in 2Q

•	Strong Performances Across All Businesses Drive Improved 2Q Adjusted Results

•	2011 Adjusted EPS Guidance Midpoint Increased $0.05 to $1.60

•	IPO, Spinoff of Exploration & Production Business on Schedule

Quarterly Summary Financial Information	2Q 2011		2Q 2010
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$230	$0.38	$188	$0.31
Loss from discontinued operations	(3)	—	(3)	—

Net income	$227	$0.38	$185	$0.31

Adjusted income from continuing operations*	$231	$0.39	$163	$0.28

Year-to-Date Summary Financial Information	YTD 2011		YTD 2010
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income (loss) from continuing operations	$559	$0.94	($7)	($0.01)
Loss from discontinued operations	(11)	(0.02)	(1)	—

Net income (loss)	$548	$0.92	($8)	($0.01)

Adjusted income from continuing operations*	$443	$0.74	$371	$0.64

*	A schedule reconciling income (loss) from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
TULSA, Okla. — Williams (NYSE: WMB) announced unaudited net income attributable to Williams, for second-quarter 2011 of $227 million, or $0.38 per share on a diluted basis, compared with net income of $185 million, or $0.31 per share on a diluted basis for second-quarter 2010.

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 1 of 10

Improvements in the company’s businesses, described more fully below, drove the increase in net income for second-quarter 2011.
Year-to-date through June 30, Williams reported net income of $548 million, or $0.92 per share, compared with a net loss of $8 million, or a net loss of $0.01 per share for the same period in 2010.
In addition to the strong business performance, the significant improvement in results for year-to-date 2011 is primarily due to the absence of $645 million of pre-tax charges incurred during first-quarter 2010. The charges were in conjunction with the strategic restructuring that transformed Williams Partners L.P. (NYSE: WPZ) into a leading diversified master limited partnership. The year-to-date 2011 period also benefited from a first-quarter $124 million income tax benefit associated with federal settlements and an international revised assessment, both pertaining to prior periods.
Adjusted Income from Continuing Operations
Adjusted income from continuing operations was $231 million, or $0.39 per share, for second-quarter 2011, compared with $163 million, or $0.28 per share for second-quarter 2010.
For the first six months of 2011, Williams’ adjusted income from continuing operations was $443 million, or $0.74 per share, compared with $371 million, or $0.64 per share for the same period in 2010.
The 42-percent increase in the adjusted results for the second quarter was due to improved results in all of the company’s businesses. The 19-percent increase in the year-to-date adjusted results was due to improvements in the Williams Partners and Midstream Canada & Olefins segments, partially offset by lower results from Exploration & Production. There is a more detailed description of the business results later in this press release.
Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and is a non-GAAP measure. Reconciliations to the most relevant GAAP measure are attached to this news release.
CEO Comment
Alan Armstrong, Williams’ president and chief executive officer, made the following comments:
“On the heels of an outstanding second quarter — with adjusted EPS up 39 percent — we are increasing our full-year earnings outlook based on continued strong performance across all of our businesses.

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 2 of 10

“We are executing our strategy to unlock shareholder value on a number of fronts. We are on track for a third-quarter IPO of WPX Energy, our exploration and production business, followed by a tax-free spinoff of our remaining interest to Williams shareholders no later than first-quarter 2012.
“We also are taking steps that clearly define Williams as a high-growth, high-dividend energy-infrastructure company. In June, our shareholders enjoyed the first payout of a quarterly dividend at a new, 60 percent higher rate. And we certainly expect to deliver more strong increases in our dividend.
“Our asset portfolio provides a clear line of sight to delivering significant shareholder value. We are extremely fortunate to have assets and market positions that continue to generate compelling, large-scale growth projects with attractive returns.
“Williams has the ability, the financial capacity and the track record to develop these projects and deliver value for investors and customers. Importantly, Williams also has an MLP structure that fuels our ability to pay high dividends while we are funding significant growth with cost- advantaged capital and maintaining the investment-grade credit that is a key tenet of our financial strategy.
“We also will continue to pursue disciplined acquisition and investment opportunities that are consistent with our business and financial strategies.”
Earnings Guidance Increased for 2011, Unchanged for 2012
Williams is increasing its 2011 guidance for adjusted earnings per share at the midpoint by $0.05, up to $1.60 per share. Higher expected olefin and NGL margins are driving the increase in earnings guidance.
Capital expenditure guidance in 2011 for Williams Partners is being reduced $150 million at the midpoint to reflect somewhat slower spending.
Please note that 2011-12 earnings and capital expenditure guidance does not reflect the company’s previously announced plans to separate into two stand-alone, publicly traded companies.
Williams’ assumptions for certain energy commodity prices for 2011-12 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table.

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 3 of 10

Commodity Price Assumptions and Financial Outlook	2011			2012
As of Aug. 3, 2011
	Low	Mid	High	Low	Mid	High

Natural Gas ($/MMBtu):
NYMEX	$3.40	$4.25	$5.10	$4.00	$5.00	$6.00
Rockies	$3.10	$3.85	$4.60	$3.65	$4.55	$5.45
Avg. San Juan/Mid-Continent	$3.20	$4.00	$4.80	$3.70	$4.65	$5.60
Oil / NGL:
Crude Oil - WTI ($ per barrel)	$80	$95	$110	$80	$95	$110
Crude to Gas Ratio	21.6x	22.5x	23.5x	18.3x	19.2x	20.0x
NGL to Crude Oil Relationship	57%	53%	50%	53%	54%	54%

Average NGL Margins ($ per gallon) (1)	$0.72	$0.78	$0.84	$0.60	$0.75	$0.90

Capital & Investment Expenditures (millions)
Williams Partners (2)	$1,410	$1,573	$1,735	$1,480	$1,630	$1,780
Exploration & Production	1,300	1,450	1,600	1,300	1,700	2,100
Midstream Canada & Olefins	350	400	450	400	450	500

Total Capital & Investment Expenditures (3)	$3,125	$3,475	$3,825	$3,200	$3,800	$4,400
Cash Flow from Continuing Operations (millions)	$2,825	$3,125	$3,425	$3,150	$3,688	$4,225

Adjusted Segment Profit (millions) (4)
Williams Partners	$1,745	$1,890	$2,035	$1,780	$2,050	$2,320
Exploration & Production	270	395	520	325	600	875
Midstream Canada & Olefins	250	300	350	275	325	375

Total Adjusted Segment Profit (3)	$2,275	$2,588	$2,900	$2,375	$2,975	$3,575

Adjusted Diluted Earnings Per Share (4)	$1.35	$1.60	$1.85	$1.45	$1.95	$2.45

(1)	Average NGL margins are for Williams Partners’ midstream business; they do not reflect Midstream Canada & Olefins’ business.

(2)	Capital expenditures for 2011 exclude $330 million for Williams Partners’ acquisition of a 24.5% interest in Gulfstream system from Williams.

(3)	The sum of the ranges for each business line may not match total range; does not include the Other segment.

(4)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.
Business Segment Results
Williams’ business segments for financial reporting are Williams Partners, Exploration & Production, Midstream Canada & Olefins, and Other. The Williams Partners segment includes the consolidated results of Williams Partners L.P.; Exploration & Production includes the domestic exploration and production business, gas marketing, and the company’s controlling interest in Apco Oil & Gas International Inc.; Midstream Canada & Olefins includes the results of Williams’ Canadian midstream and domestic olefins business.

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 4 of 10

Consolidated Segment Profit	2Q		YTD
Amounts in millions	2011	2010	2011	2010

Williams Partners	$471	$361	$908	$785
Exploration & Production	94	73	145	226
Midstream Canada & Olefins	72	61	146	81
Other	2	18	22	25

Consolidated Segment Profit	$639	$513	$1,221	$1,117

Adjusted Consolidated Segment Profit*	2Q		YTD
Amounts in millions	2011	2010	2011	2010

Williams Partners	$474	$345	$911	$764
Exploration & Production	92	71	161	215
Midstream Canada & Olefins	72	55	146	75
Other	2	5	11	12

Adjusted Consolidated Segment Profit	$640	$476	$1,229	$1,066

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
Williams Partners
Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquid (NGL) fractionation; and oil transportation.
For second-quarter 2011, Williams Partners reported segment profit of $471 million, compared with $361 million for second-quarter 2010. Year-to-date through June 30, Williams Partners reported segment profit of $908 million, compared with $785 million for the same period in 2010.
Higher NGL margins and higher fee-based revenues in the midstream business, as well as improved results in the gas pipeline business, drove the significant improvement in both the second-quarter and year-to-date periods.
There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s second-quarter 2011 financial results news release, which is also being issued today.
Exploration & Production
Exploration & Production is focused on developing its significant natural gas reserves and related NGLs in the Piceance Basin of western Colorado, as well as its growing positions in the Bakken Shale oil play in North Dakota

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 5 of 10

and the Marcellus Shale in Pennsylvania. The business also has domestic operations in the Powder River Basin in Wyoming and the San Juan Basin in the southwestern United States and international investments in Argentina and Colombia.
Exploration & Production reported segment profit of $94 million for second-quarter 2011, compared with $73 million for second-quarter 2010. This 29-percent increase in second-quarter segment profit is due to higher production volumes and revenue from oil production in the Bakken Shale and higher realized average prices, partially offset by increased costs and expenses associated with Bakken crude oil production and higher gathering fees. Higher production volumes and new agreements associated with the transfer of the Piceance gathering assets to Williams Partners in late 2010 drove the higher gathering fees in the quarter.
Average daily domestic production in second-quarter 2011 was up 9 percent over second-quarter 2010. It was also up 4 percent over first-quarter 2011. During second-quarter 2011, the realized average price for domestic production was $5.58 per thousand cubic feet of natural gas equivalent (Mcfe), compared with $5.06 in second-quarter 2010 — an increase of 10 percent. Most of this is due to improved oil and NGL prices in second-quarter 2011, while natural gas prices were also slightly higher.

Average Daily Production	2Q			1Q	Sequential
Natural gas & NGL basins (MMcfe/d)	2011	2010	Change	2011	Change

Piceance Basin	725	651	11%	706	3%
Powder River Basin	220	228	-4%	225	-2%
Marcellus Shale	9	4	125%	9	0%
San Juan Basin	138	145	-5%	130	6%
Barnett Shale	69	57	21%	64	8%
Other	9	14	-36%	10	-10%

Subtotal (MMcfe/d)	1,170	1,099	6%	1,144	2%

Oil basins
Amounts in thousand of barrels oil equivalent per day (Mboe/d)
Bakken Shale	5.5	—	na	1.8	206%
International	9.7	9.7	0%	9.2	5%

Subtotal (Mboe/d)	15.2	9.7	57%	11.0	38%

Total Production (MMcfe/d)	1,261	1,157	9%	1,210	4%

Williams expects average annual daily production to increase by 9 percent and 11 percent at guidance midpoints in 2011 and 2012, respectively.
Year-to-date through June 30, Exploration & Production reported segment profit of $145 million, compared with $226 million for the same period in 2010. Certain higher segment costs and expenses, partially offset by higher

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 6 of 10

production revenue, drove the lower year-to-date segment profit. These expenses included higher gathering and processing charges and higher depreciation, depletion and amortization.
Williams is currently operating three rigs in the Bakken shale and expects to double its level of drilling activity to six rigs by early 2012. Second-quarter 2011 production in the Bakken more than tripled over the first-quarter 2011, from approximately 1,800 to 5,500 barrels of oil equivalent per day.
In the Marcellus shale, the company is currently operating four rigs and expects to increase its level of drilling activity to eight or nine rigs by the end of 2012. In Susquehanna County, the company has approximately 70 MMcf/d of production waiting on the expected September 2011 completion of the Laser pipeline.
In the Piceance basin, which is Williams’ largest area of concentrated development, wellhead production includes approximately 25 million gallons of NGLs recovered each month..
Midstream Canada & Olefins
Midstream Canada & Olefins reported second-quarter 2011 segment profit of $72 million, compared with $61 million for second-quarter 2010. For the first six months of 2011, Midstream Canada & Olefins reported segment profit of $146 million, compared with $81 million for the same period in 2010.
Higher Canadian NGL margins from butylene/butane mix products helped drive the improvement in the second-quarter and year-to-date results. The separate products produced by the company’s Canadian butylene/butane splitter placed in service in August 2010 provide a higher combined per-unit margin than the butylene/butane mix product sold previously.
Higher per-unit margins on Geismar ethylene also contributed to the improved results in the year-to-date period.
Quarterly Materials to be Posted Shortly; Presentation, Q&A Webcast Scheduled for Next Week
Williams’ second-quarter 2011 analyst package and data book should be available shortly at www.williams.com.
The investor presentation on the quarterly results and outlook, including a recorded commentary with CEO Alan Armstrong, will be available at www.williams.com after the close of market on Monday, Aug. 8. The company will host its second-quarter 2011 Q&A live webcast on Tuesday, Aug. 9 at 9:30 a.m. EDT. Participants are encouraged to access the webcast at www.williams.com.

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 7 of 10

A limited number of phone lines also will be available at (888) 208-1812. International callers should dial (719) 325-2138. Replays of the second-quarter webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williams.com.
Management set the dates for release of Williams’ second-quarter earnings package and investor presentation in coordination with other scheduling commitments. The result is slightly different from the company’s traditional timeline.
Form 10-Q
The company plans to file its second-quarter 2011 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.
Non-GAAP Measures
This press release includes certain financial measures, adjusted segment profit, adjusted earnings and adjusted per share measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations and reflects mark-to-market adjustments for certain hedges and other derivatives in Exploration & Production. These measures provide investors meaningful insight into the company’s results from ongoing operations and better reflect results on a basis that is more consistent with derivative portfolio cash flows. The mark-to-market adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to these derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for these derivatives but does not substitute for actual cash flows.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 8 of 10

and aid investor understanding. Neither adjusted segment profit, adjusted earnings nor adjusted per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
About Williams (NYSE: WMB)
Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 75-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.
# # #
Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved, probable, and possible gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business segments; and

•	Natural gas, natural gas liquids, and crude oil prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas and oil reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation, and rate proceedings;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 9 of 10

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 24, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE: WMB)	Second-Quarter 2011 Financial Results — Aug. 3, 2011	Page 10 of 10

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
June 30, 2011

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)

	2010					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$(195)	$188	$(1,258)	$178	$(1,087)	$329	$230	$559

Income (loss) from continuing operations — diluted earnings per common share	$(0.33)	$0.31	$(2.15)	$0.30	$(1.86)	$0.55	$0.38	$0.94

Adjustments:

Williams Partners (WP)
Gain on sale of base gas from Hester storage field	$(5)	$(3)	$—	$—	$(8)	$(4)	$—	$(4)
Involuntary conversion gain related to Ignacio	—	(4)	—	—	(4)	—	—	—
Involuntary conversion gain related to Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—
Gain on sale of certain assets	—	—	(12)	—	(12)	—	—	—
Settlement gain related to Green Canyon development	—	—	—	(6)	(6)	—	—	—
Loss related to Eminence storage facility leak	—	—	—	5	5	4	3	7
Impairment of certain gathering assets	—	—	—	9	9	—	—	—
Unclaimed property assessment accrual adjustment- TGPL	—	(1)	—	—	(1)	—	—	—
Unclaimed property assessment accrual adjustment — NWP	—	(1)	—	—	(1)	—	—	—

Total Williams Partners adjustments	(5)	(16)	(19)	8	(32)	—	3	3

Exploration & Production (E&P)
Gain on acreage swap	—	—	—	(7)	(7)	—	—	—
Gain on sale of certain assets	—	—	(1)	—	(1)	—	—	—
Impairment of goodwill	—	—	1,003	—	1,003	—	—	—
Impairments of certain natural gas properties and reserves	—	—	678	—	678	—	—	—
Prior years’ DD&A related to Piceance measurement issue	—	—	—	19	19	—	—	—
Unclaimed property assessment accrual	—	2	—	—	2	—	—	—
Mark-to-market adjustments	(9)	(4)	(17)	—	(30)	18	(2)	16

Total Exploration & Production adjustments	(9)	(2)	1,663	12	1,664	18	(2)	16

Midstream Canada & Olefins
Customer settlement gain	—	(6)	—	—	(6)	—	—	—

Total Midstream Canada & Olefins adjustments	—	(6)	—	—	(6)	—	—	—

Other
(Gain)/loss from Venezuela investment	—	(13)	(30)	—	(43)	(11)	—	(11)

Total Other adjustments	—	(13)	(30)	—	(43)	(11)	—	(11)

Adjustments included in segment profit (loss)	(14)	(37)	1,614	20	1,583	7	1	8

Adjustments below segment profit (loss)
Exploration & Production reorganization expenses — Corporate	—	—	—	—	—	4	2	6
Augusta refinery environmental accrual — Corporate	—	—	8	—	8	—	—	—
Early debt retirement costs — Corporate	606	—	—	—	606	—	—	—
Acceleration of unamortized debt costs related to credit facility amendment - Corporate	3	—	—	—	3	—	—	—
Williams Partners	1	—	—	—	1	—	—	—
Restructuring transaction costs — Corporate	33	—	—	—	33	—	—	—
Restructuring transaction costs — Williams Partners	6	2	4	—	12	—	—	—
Allocation of Williams Partners’ adjustments to noncontrolling interests	(4)	1	1	(2)	(4)	—	(1)	(1)

	645	3	13	(2)	659	4	1	5

Total adjustments	631	(34)	1,627	18	2,242	11	2	13
Less tax effect for above items	(239)	9	(238)	—	(468)	(4)	(1)	(5)
Adjustments for tax-related items [1]	11	—	—	66	77	(124)	—	(124)

Adjusted income from continuing operations available to common stockholders	$208	$163	$131	$262	$764	$212	$231	$443

Adjusted diluted earnings per common share, including mark-to-market adjustments [2]	$0.36	$0.28	$0.22	$0.44	$1.29	$0.36	$0.39	$0.74

Weighted-average shares — diluted (thousands)	583,929	592,498	584,744	594,157	592,887	596,567	597,633	597,097

[1]	The first quarter of 2010 includes an adjustment for the reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation. The fourth quarter of 2010 includes an adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested. The first quarter of 2011 includes federal settlements and an international revised assessment.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.
Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations
(UNAUDITED)

	2010					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues	$2,591	$2,289	$2,300	$2,420	$9,600	$2,575	$2,669	$5,244
Segment costs and expenses:
Costs and operating expenses	1,917	1,717	1,748	1,782	7,164	1,908	1,938	3,846
Selling, general and administrative expenses	111	123	122	142	498	137	134	271
Impairments of goodwill and long-lived assets	—	—	1,681	10	1,691	—	—	—
Other (income) expense — net	(1)	(12)	(3)	(10)	(26)	(1)	3	2

Total segment costs and expenses	2,027	1,828	3,548	1,924	9,327	2,044	2,075	4,119

Equity earnings (losses)	40	39	38	46	163	40	45	85
Income (loss) from investments	—	13	30	—	43	11	—	11

Total segment profit (loss)	604	513	(1,180)	542	479	582	639	1,221

Reclass equity earnings (losses)	(40)	(39)	(38)	(46)	(163)	(40)	(45)	(85)
Reclass (income) loss from investments	—	(13)	(30)	—	(43)	(11)	—	(11)
General corporate expenses	(85)	(45)	(42)	(49)	(221)	(51)	(47)	(98)

Operating income (loss)	479	416	(1,290)	447	52	480	547	1,027

Interest accrued	(164)	(154)	(158)	(156)	(632)	(158)	(156)	(314)
Interest capitalized	17	13	13	8	51	9	9	18
Investing income — net	39	55	68	47	209	51	45	96
Early debt retirement costs	(606)	—	—	—	(606)	—	—	—
Other income (expense) — net	(7)	(1)	(4)	—	(12)	4	—	4

Income (loss) from continuing operations before income taxes	(242)	329	(1,371)	346	(938)	386	445	831
Provision (benefit) for income taxes	(94)	104	(150)	114	(26)	(6)	145	139

Income (loss) from continuing operations	(148)	225	(1,221)	232	(912)	392	300	692
Income (loss) from discontinued operations	2	(3)	(5)	(4)	(10)	(8)	(3)	(11)

Net income (loss)	(146)	222	(1,226)	228	(922)	384	297	681
Less: Net income (loss) attributable to noncontrolling interests	47	37	37	54	175	63	70	133

Net income (loss) attributable to The Williams Companies, Inc.	$(193)	$185	$(1,263)	$174	$(1,097)	$321	$227	$548

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$(195)	$188	$(1,258)	$178	$(1,087)	$329	$230	$559
Income (loss) from discontinued operations	2	(3)	(5)	(4)	(10)	(8)	(3)	(11)

Net income (loss)	$(193)	$185	$(1,263)	$174	$(1,097)	$321	$227	$548

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.33)	$0.31	$(2.15)	$0.30	$(1.86)	$0.55	$0.38	$0.94
Income (loss) from discontinued operations	—	—	(0.01)	(0.01)	(0.02)	(0.01)	—	(0.02)

Net income (loss)	$(0.33)	$0.31	$(2.16)	$0.29	$(1.88)	$0.54	$0.38	$0.92

Weighted-average number of shares used in computations (thousands)	583,929	592,498	584,744	594,157	584,552	596,567	597,633	597,097

Common shares outstanding at end of period (thousands)	584,223	584,546	584,724	585,891	585,891	587,990	588,637	588,637
Market price per common share (end of period)	$23.10	$18.28	$19.11	$24.72	$24.72	$31.18	$30.25	$30.25

Common dividends per share	$0.11	$0.125	$0.125	$0.125	$0.485	$0.125	$0.200	$0.325
Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Segment profit (loss):

Williams Partners	$424	$361	$371	$418	$1,574	$437	$471	$908
Exploration & Production	153	73	(1,631)	70	(1,335)	51	94	145
Midstream Canada & Olefins	20	61	42	49	172	74	72	146
Other	7	18	38	5	68	20	2	22

Total segment profit (loss)	$604	$513	$(1,180)	$542	$479	$582	$639	$1,221

Adjustments:

Williams Partners	$(5)	$(16)	$(19)	$8	$(32)	$—	$3	$3
Exploration & Production	(9)	(2)	1,663	12	1,664	18	(2)	16
Midstream Canada & Olefins	—	(6)	—	—	(6)	—	—	—
Other	—	(13)	(30)	—	(43)	(11)	—	(11)

Total segment adjustments	$(14)	$(37)	$1,614	$20	$1,583	$7	$1	$8

Adjusted segment profit (loss):

Williams Partners	$419	$345	$352	$426	$1,542	$437	$474	$911
Exploration & Production	144	71	32	82	329	69	92	161
Midstream Canada & Olefins	20	55	42	49	166	74	72	146
Other	7	5	8	5	25	9	2	11

Total adjusted segment profit (loss)	$590	$476	$434	$562	$2,062	$589	$640	$1,229

Note:	Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in investing income — net in the Consolidated Statement of Operations. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues	$1,490	$1,400	$1,327	$1,498	$5,715	$1,579	$1,671	$3,250

Segment costs and expenses:

Costs and operating expenses	1,033	1,002	923	1,026	3,984	1,105	1,163	2,268
Selling, general, and administrative expenses	62	70	70	79	281	73	74	147
Other (income) expense — net	(3)	(6)	(13)	7	(15)	(11)	(1)	(12)

Total segment costs and expenses	1,092	1,066	980	1,112	4,250	1,167	1,236	2,403

Equity earnings	26	27	24	32	109	25	36	61

Reported segment profit	424	361	371	418	1,574	437	471	908
Adjustments	(5)	(16)	(19)	8	(32)	—	3	3

Adjusted segment profit	$419	$345	$352	$426	$1,542	$437	$474	$911

Exploration & Production
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Production	$566	$507	$526	$545	$2,144	$554	$611	$1,165
Gas management	556	365	436	385	1,742	405	337	742
Hedge ineffectiveness and mark-to-market gains (losses)	9	—	16	2	27	3	5	8
International	20	22	22	25	89	24	26	50
Other	6	7	5	6	24	3	2	5

Total revenues	1,157	901	1,005	963	4,026	989	981	1,970

Segment costs and expenses:
Depreciation, depletion and amortization (including International)	209	212	221	246	888	218	236	454
Lease and other operating expenses	51	54	61	70	236	65	64	129
Operating taxes	35	27	36	16	114	30	37	67
Exploration expense	4	9	26	19	58	21	20	41
Third party & affiliate gathering, processing and transportation	100	98	107	111	416	123	131	254
Selling, general and administrative expenses (including International)	41	42	44	52	179	55	50	105
Gas management expenses	558	377	447	392	1,774	417	341	758
International (excluding DD&A and SG&A)	11	10	9	11	41	10	13	23
Impairment of goodwill and long-lived assets	—	—	1,681	—	1,681	—	—	—
Other expense — net	—	4	9	(19)	(6)	5	—	5

Total segment costs and expenses	1,009	833	2,641	898	5,381	944	892	1,836

Equity earnings	5	5	5	5	20	6	5	11

Reported segment profit	153	73	(1,631)	70	(1,335)	51	94	145

Adjustments	(9)	(2)	1,663	12	1,664	18	(2)	16

Adjusted segment profit	$144	$71	$32	$82	$329	$69	$92	$161

Operating statistics

Domestic:
Total domestic net volumes (Bcfe)	98.2	100.0	103.4	107.5	409.1	103.9	109.5	213.4
Net domestic volumes per day (MMcfe/d)	1,091	1,099	1,124	1,169	1,121	1,155	1,203	1,179
Domestic realized price ($/Mcfe) (1)	$5.769	$5.064	$5.088	$5.070	$5.241	$5.335	$5.578	$5.460
Net domestic realized price ($/Mcfe) (2)	$4.754	$4.082	$4.055	$4.031	$4.223	$4.147	$4.388	$4.271
Production taxes per Mcfe	$0.362	$0.274	$0.346	$0.146	$0.279	$0.286	$0.342	$0.315
Lease and other operating expense per Mcfe	$0.518	$0.539	$0.592	$0.650	$0.576	$0.624	$0.583	$0.603

(1)	Domestic realized price is calculated the following way: production revenues (including hedging activities) divided by net volumes.

(2)	Net domestic realized price is calculated the following way: production revenues (including hedging activities) less gathering & processing expense divided by net volumes.

International:
Total volumes including Equity Investee (Bcfe)	6.2	6.7	6.4	5.5	24.8	6.3	6.6	12.9
Volumes per day (MMcfe/d)	69	73	69	60	68	70	73	71

Volumes net to Williams (after minority interest) (Bcfe)	4.8	5.3	5.0	4.4	19.5	4.9	5.3	10.2
Volumes net to Williams per day (MMcfe/d)	54	58	54	47	53	55	58	56

Total Domestic and International:
Volumes net to Williams (after minority interest) (Bcfe)	103.0	105.3	108.4	111.9	428.6	108.8	114.8	223.6
Volumes net to Williams per day (MMcfe/d)	1,145	1,157	1,178	1,216	1,174	1,210	1,261	1,235

Midstream Canada & Olefins
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Olefin and NGL production sales	$240	$236	$218	$224	$918	$290	$305	$595
Marketing sales	48	41	36	82	207	67	74	141
Other revenues	6	5	5	6	22	6	5	11

	294	282	259	312	1,147	363	384	747

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)	(37)	(84)

Total revenues	272	257	232	272	1,033	316	347	663

Segment costs and expenses:
Olefin and NGL production cost of goods sold	195	153	150	147	645	186	200	386
Marketing cost of goods sold	48	44	35	81	208	66	73	139
Operating costs	23	25	23	23	94	23	29	52
Other:
Selling, general and administrative expenses	6	7	7	9	29	8	9	17
Other (income) expense — net	2	(8)	2	3	(1)	6	1	7

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)	(37)	(84)

Total segment costs and expenses	252	196	190	223	861	242	275	517

Reported segment profit	20	61	42	49	172	74	$72	$146
Adjustments	—	(6)	—	—	(6)	—	—	—

Adjusted segment profit	$20	$55	$42	$49	$166	$74	$72	$146

Operating statistics

Geismar ethylene sales volumes (million lbs)	263	251	275	192	981	272	254	526
Canadian propylene sales volumes (million lbs)	22	30	33	42	127	38	26	64
Canadian NGL sales volumes (million gallons)*	28	36	34	47	145	45	32	77

*	NGL products include: propane, normal butane, isobutane/butylene, and condensate.

Capital Expenditures and Investments
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:
Williams Partners	$120	$221	$246	$250	$837	$156	$153	$309
Exploration & Production	286	263	894	396	1,839	319	362	681
Midstream Canada & Olefins	18	22	26	28	94	45	48	93
Other	4	6	5	3	18	6	5	11

Total*	$428	$512	$1,171	$677	$2,788	$526	$568	$1,094

Purchase of businesses:
Williams Partners	$—	$—	$—	$150	$150	$—	$—	$—
Exploration & Production	—	—	—	949	949	—	—	—

Total	$—	$—	$—	$1,099	$1,099	$—	$—	$—

Purchase of investments:
Williams Partners	$9	$6	$435	$26	$476	$36	$65	$101
Exploration & Production	2	2	2	1	7	4	2	6
Other	2	(1)	2	2	5	2	23	25

Total	$13	$7	$439	$29	$488	$42	$90	$132

Summary:
Williams Partners	$129	$227	$681	$426	$1,463	$192	$218	$410
Exploration & Production	288	265	896	1,346	2,795	323	364	687
Midstream Canada & Olefins	18	22	26	28	94	45	48	93
Other	6	5	7	5	23	8	28	36

Total	$441	$519	$1,610	$1,805	$4,375	$568	$658	$1,226

Cumulative summary:
Williams Partners	$129	$356	$1,037	$1,463	$1,463	$192	$410	$410
Exploration & Production	288	553	1,449	2,795	2,795	323	687	687
Midstream Canada & Olefins	18	40	66	94	94	45	93	93
Other	6	11	18	23	23	8	36	36

Total	$441	$960	$2,570	$4,375	$4,375	$568	$1,226	$1,226

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482	$604	$1,086
Purchase of businesses	—	—	—	1,099	1,099	—	—	—
Purchase of investments	13	7	439	29	488	42	90	132

Total	$423	$495	$1,613	$1,811	$4,342	$524	$694	$1,218

*Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482	$604	$1,086
Changes in related accounts payable and accrued liabilities	18	24	(3)	(6)	33	44	(36)	8

Capital expenditures	$428	$512	$1,171	$677	$2,788	$526	$568	$1,094

Depreciation, Depletion, and Amortization and Other Selected Financial Data
(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Depreciation, depletion, and amortization:
Williams Partners	$140	$140	$140	$148	$568	$150	$154	$304
Exploration & Production	211	214	224	246	895	219	237	456
Midstream Canada & Olefins	6	5	6	6	23	6	7	13
Other	4	7	4	6	21	6	5	11

Total	$361	$366	$374	$406	$1,507	$381	$403	$784

Other selected financial data:
Cash and cash equivalents	$1,644	$1,601	$1,015	$795	$795	$923	$1,166	$1,166

Total assets	$25,129	$24,947	$23,848	$24,972	$24,972	$25,083	$25,705	$25,705

Capital structure:
Debt
Current	$10	$160	$508	$508	$508	$532	$383	$383
Noncurrent	$8,615	$8,358	$8,002	$8,600	$8,600	$8,577	$8,927	$8,927
Stockholders’ equity	$7,919	$7,979	$7,025	$7,288	$7,288	$7,537	$7,716	$7,716
Debt to debt-plus-stockholders’ equity ratio	52.1%	51.6%	54.8%	55.6%	55.6%	54.7%	54.7%	54.7%

Segment profit guidance — reported to adjusted

	2011 Guidance			2012 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,742	$1,887	$2,032	$1,780	$2,050	$2,320
Exploration & Production	250	375	500	325	600	875
Midstream Canada & Olefins	250	300	350	275	325	375
Other	21	14	6	(5)	—	5

Total Reported segment profit	2,263	2,576	2,888	2,375	2,975	3,575

Adjustments:
Gain on sale of base gas from Hester storage field	(4)	(4)	(4)	—	—	—
Loss related to Eminence storage facility leak	7	7	7	—	—	—

Total Williams Partners Adjustments	3	3	3	—	—	—

Mark-to-Market adjustment	20	20	20	—	—	—

Total Exploration & Production Adjustments	20	20	20	—	—	—

Gain from Venezuela investment	(11)	(11)	(11)	—	—	—

Total “Other” Adjustments	(11)	(11)	(11)	—	—	—

Total Adjustments	12	12	12	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,745	1,890	2,035	1,780	2,050	2,320
Exploration & Production	270	395	520	325	600	875
Midstream Canada & Olefins	250	300	350	275	325	375
Other	10	3	(5)	(5)	—	5

Total Adjusted segment profit	$2,275	$2,588	$2,900	$2,375	$2,975	$3,575

Reconciliation of forecasted reported income from continuing operations to adjusted income from continuing operations after MTM adjustments

	2011 Guidance			2012 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$922	$1,072	$1,222	$875	$1,180	$1,485

Adjustments — pretax	17	17	17	—	—	—

Less taxes	(129)[1]	(129)[1]	(129)[1]	—	—	—

Adjustments — after tax	(112)	(112)	(112)	—	—	—

Adjusted income from continuing ops	$810	$960	$1,110	$875	$1,180	$1,485

Adjusted diluted EPS	$1.35	$1.60	$1.85	$1.45	$1.95	$2.45
Notes: All amounts attributable to Williams
1) Includes tax settlements and a revised assessment related to certain federal and international matters recorded in 1Q 2011.